UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 19, 2013

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reduction of Stock Available under the DIRECTV 2010 Stock Plan

The DIRECTV 2010 Stock Plan (the “2010 Stock Plan”) was approved by the Company’s stockholders at its 2010 Annual Meeting. The 2010 Stock Plan provides that the maximum number of shares of common stock of the Company (“Common Stock”) that may be subject to awards and delivered to participants under the 2010 Stock Plan shall not exceed the sum of (i) 20,000,000 plus (ii) the number of shares of Common Stock that are subject to available and outstanding awards granted under the Prior Plans (defined in the 2010 Stock Plan as the Hughes Electronics Corporation Incentive Plan, The DIRECTV Group 2004 Stock Plan, and the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan), but which, after June 3, 2010, are forfeited, expire, are cancelled without delivery of shares of Common Stock, or otherwise result in the return of such shares of Common Stock to DIRECTV.

In its definitive Proxy Statement for the 2013 Annual Meeting of Stockholders (the “2013 Proxy Statement”), the Company reported that the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights was 10,168,591 and that the number of shares of Common Stock remaining available for future issuance was 72,575,916, for a combined total of 82,744,507 shares allocated to outstanding equity awards or available for issuance under the 2010 Stock Plan.

At a meeting held on December 19, 2013, the Compensation Committee of the Board of Directors of DIRECTV, as authorized by the 2010 Stock Plan, voluntarily reduced the maximum number of shares of Common Stock that may be subject to awards and delivered to participants under the 2010 Stock Plan. Specifically, the Compensation Committee adopted an amendment, effective immediately, which revised the first sentence of Section 5(a) of the 2010 Stock Plan in its entirety to read as follows:

(a)
Aggregate Shares Available. Subject to any adjustments made in accordance with this Plan, the maximum number of shares of Common Stock that may be subject to Awards and delivered to Participants under this Plan shall not exceed the sum of (i) 40,000,000 plus (ii) the number of shares of Common Stock that are subject to available and outstanding Awards as of December 19, 2013 (“Outstanding Award Shares”) plus (iii) the number of shares of Common Stock constituting Outstanding Award Shares but which, after December 19, 2013, are forfeited, expire, are cancelled without delivery of shares of Common Stock, or otherwise result in the return of such shares of Common Stock to DIRECTV.

As of December 19, 2013, there were 9,221,676 shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights. Consequently, following the action of the Compensation Committee, there are 49,221,676 shares allocated to outstanding equity awards or available for issuance under the 2010 Stock Plan as compared to the previous total of approximately 82.7 million shares outstanding or available for issuance.

The Compensation Committee determined that this significant reduction in the number of shares available for grant was appropriate given the history of restrained use by DIRECTV of equity awards, the practice of lowering stockholder dilution by recycling unissued shares that are forfeited, expire, are cancelled without delivery or otherwise result in a return of such shares and the significant stock repurchase programs that the Board has approved and the Company has implemented since 2010. This action results in a significant reduction in the overhang under the Plan, which is the ratio of: (i) the number of shares of Common Stock under the 2010 Stock Plan allocated to outstanding equity awards or available for grant, (ii) to the sum of the number of shares of Common Stock outstanding plus the number of shares allocated to outstanding equity awards or available for grant.

The description of (i) the DIRECTV 2010 Stock Plan, filed with the SEC on April 21, 2010, as Annex A to the Definitive Proxy Statement for the 2010 Annual Meeting of Stockholders of DIRECTV and (ii) the 2013 Proxy Statement filed with the SEC on March 22, 2013, are qualified in their entirety by reference to the applicable document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: December 23, 2013	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

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